Exhibit 10.1

UNSECURED PROMISSORY NOTE

$4,000,000

This Senior Unsecured Promissory Note (the “Note”) is issued effective March 13, 2026

(the “Effective Date”).

Lender

PC Group, Inc.

5282 South Commerce Dr., Suite D292 Murray, Utah 84107

Attn: John Merrill, CFO

Borrower

SPAR Marketing Force, Inc. 110 East Boulevard, Suite 1600

Charlotte, NC 28203

Attn: William Linnane, President & CEO

Borrower is a subsidiary of SPAR Group, Inc., a publicly traded company.

FOR VALUE RECEIVED, SPAR Marketing Force, Inc., (“Borrower”) promises to pay to the order of PC Group, Inc. (“Lender”), the principal sum of Four Million Dollars ($4,000,000), or such lesser amount as is advanced and outstanding hereunder (the “Loan Amount”), on March 16, 2029 (the “Maturity Date”), together with interest thereon as provided in Section 2 of this Promissory Note (this “Note”).

1.	Loan Advances

The loan shall be funded in two tranches. The Initial Advance of $3,000,000 shall be made on or before March 17, 2026, with a Second Advance of $1,000,000 available for Borrower to draw on or after July 17, 2026. Borrower may draw the second tranche only once.

2.	Interest

Interest shall accrue on the outstanding Loan Amount at a rate of Eight Percent (8.0%) per annum, calculated on a 365-day year basis.

3.	Payment Terms

Borrower shall make monthly interest-only payments beginning April 17, 2026 ,and each month thereafter, on the then outstanding Loan Amount.

4.	Maturity

The loan shall mature thirty-six (36) months from the Effective Date (the “Term”), on March 16, 2029 (the “Maturity Date”).

On the Maturity Date Borrower shall pay all outstanding principal together with accrued but unpaid interest and any other amounts due under this Note.

5.	Prepayment

Borrower may prepay this Note at any time without penalty.

Lender shall have no early call rights prior to maturity.

6.	Equity Consideration

As additional consideration for the loan, Borrower shall cause SPAR Group, Inc. to issue to Lender One Million (1,000,000) shares of unrestricted common stock (“Stock”) at a deemed value of $0.80 per share

Such shares shall be issued within thirty (30) days after execution of this Note.

Borrower represents that the shares shall be duly authorized, validly issued, fully paid and non-assessable and free of liens or restrictions other than applicable securities laws.

7.	Events of Default

The following shall constitute an Event of Default:

1.	Failure to make any payment when due.
2.	Bankruptcy or insolvency of Borrower.
3.	Breach of any material covenant or representation in this Note.
4.	Failure to deliver the equity consideration described above.

8.	Default Interest

Upon an Event of Default, interest shall accrue at the rate of Twelve Percent (12%) per annum.

9.	Remedies

Upon the occurrence of an Event of Default, Lender may declare all amounts immediately due and payable and pursue any remedies available at law or equity.

10.	Wire Instructions

Loan proceeds shall be wired to:

Beneficiary Account Name

SPAR Group Inc

Routing Number

Account Number

Bank

SWIFT

-

11.	Governing Law

This Note shall be governed by the laws of the State of Utah, and venue for any dispute shall be Salt Lake County, Utah.

12.	Parent Company Guaranty

SPAR Group, Inc. ("Guarantor") hereby irrevocably and unconditionally guarantees the full and prompt payment and performance of all obligations of Borrower under this Note.

This guaranty is a continuing, absolute, and unconditional guaranty of payment, and Lender shall not be required to exhaust remedies against Borrower prior to enforcing this guaranty.

Guarantor waives notice of acceptance, demand, diligence, and presentment, and agrees that its obligations shall remain in effect until all amounts under this Note have been fully paid.

13.	Information Rights

So long as any amounts remain outstanding under this Note, Borrower and Guarantor shall provide Lender with copies of all reports and filings made with the U.S. Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K, promptly after such filings become publicly available.

Borrower shall also promptly notify Lender of any Event of Default, material litigation, or any merger, acquisition, or change of control involving Borrower or Guarantor.

14.	Attorneys’ Fees and Enforcement

Borrower and Guarantor agree to reimburse Lender for all reasonable attorneys’ fees, court costs, and enforcement expenses incurred in protecting or enforcing Lender’s rights under this Note, including amounts incurred in litigation, bankruptcy, or collection proceedings.

Such amounts shall be added to the obligations under this Note and shall accrue interest at the Default Interest Rate until paid.

15.	Equity Price Protection

If, during the thirty-six (36) months following the Effective Date, SPAR Group, Inc. issues or sells any shares of common stock or equity securities convertible into common stock at a price per share below $0.80, SPAR Group, Inc. shall issue to Lender, for no additional consideration, such additional shares as are necessary to preserve the economic value of the Stock issued as consideration under this Note, calculated on a weighted-average basis.

At each anniversary of the Effective Date, including the Maturity Date, if the trading value of the Stock is less than $0.80 per share, Borrower shall cause to be issued by Guarantor to Lender such number of shares of its common stock so that the total number of shares delivered to Lender has a trading value of at least 800,000.

At any time during the Term and on the Maturity Date, the credit toward the Loan Amount the Borrower shall receive shall be limited to the trading value of the Stock not to exceed $0.80 per share.

It is understood and agreed that if at any time during the Term Lender liquidates some or all of the Stock, Borrower shall receive the value of the liquidated Stock up to $0.80 per share as a credit toward the outstanding Loan Amount.

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be duly executed by its oﬃcers, thereunto duly authorized as of the date ﬁrst above written.

LENDER

PC Group, Inc.

By:

John Merrill, CFO

Date:

BORROWER SPAR Marketing Force, Inc. By: William Linnane, President & CEO Date:	GUARANTOR SPAR Group, Inc. By: Name: Title: Date: